                                                      REGISTRATION NO.  33-46310

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                        Post-Effective Amendment No. 1 to
                                    FORM S-3


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       UNITED ASSET MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2714625
--------------------------------------------------------------------------------
                          (I.R.S. Employer Identification Number)

      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

 William H. Park, Executive Vice President, United Asset Management Corporation,
      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                    Copy to:

                    Valerie L. Andrews, Esq., Hill & Barlow,
      One International Place, Boston, Massachusetts 02110, (617) 428-3000
--------------------------------------------------------------------------------

Approximate date of commencement
of proposed sale to the public:  April 23, 1992

                                                                         Acadian

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
             REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 33-46310)

                       UNITED ASSET MANAGEMENT CORPORATION

     This Registration Statement on Form S-3 (Registration No. 33-46310) (the "Registration Statement") registered 1,567,721 shares of Common Stock, par value $0.01 per share (the "Shares"), of United Asset Management Corporation (the "Company"). A total of 1,264,175 Shares were sold pursuant to the Registration Statement.

     The specified period for which the Company agreed to maintain the effectiveness of the Registration Statement has expired. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking (3) contained in Part II of this Registration Statement, the Company hereby deregisters the 303,546 Shares registered under the Registration Statement which were not sold in the offering.

                                                                         Acadian

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 11, 1996.

                              UNITED ASSET MANAGEMENT CORPORATION
                              (Registrant)



                              By:  /s/ William H. Park
                                   ---------------------------------------------
                                   William H. Park,
                                   Executive Vice President and
                                   Chief Financial Officer

                                                                         Acadian

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                          Title                                   Date
          ---------                          -----                                   ----
          *                        President and Chief                          October 11, 1996
------------------------------     Executive Officer, Director
Norton H. Reamer


/s/ William H. Park                Executive Vice President and                 October 11, 1996
------------------------------     Chief Financial Officer
William H. Park                    (principal accounting officer)


                                   Director
------------------------------
Harold J. Baxter


                                   Director
------------------------------
John K. Dwight


          *                        Director                                     October 11, 1996
------------------------------
Robert J. Greenebaum


          *                        Director                                     October 11, 1996
------------------------------
Jay O. Light


/s/ John F. McNamara               Director                                     October 11, 1996
------------------------------
John F. McNamara

                                                                        Acadian

          *                        Director                                     October 11, 1996
------------------------------
David I. Russell


          *                        Director                                     October 11, 1996
------------------------------
Philip Scaturro


          *                        Director                                     October 11, 1996
------------------------------
John A. Shane


                                   Director
------------------------------
Barbara S. Thomas


                                   Director
------------------------------
C. Giles H. Weaver


                                   Director
------------------------------
John S. Williams

Date:  October 11, 1996



By:    /s/ William H. Park
       ---------------------------------
       William H. Park, Attorney-in-fact